UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2009

(Exact name of registrant as specified in charter)

DE	0-8092	94-1620407
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

468 N. Camden Dr., 2nd Floor, Beverly Hills, CA  90210
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 310-860-5184

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 On March 26, 2009, Anthony J. Cataldo was appointed as Chairman and CEO of Oxis International, Inc. (the “Company”).  Concurrent with Mr. Cataldo’s appointment, Maurice Spitz resigned as Chairman and CEO of the Company.  Mr. Spitz will continue to serve as a director and Vice President of the Company.

There are no understandings or arrangements between Mr. Cataldo and any other person pursuant to which he was appointed as a director. Mr. Cataldo presently does not serve on any Company committee. Mr. Cataldo may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof. Mr. Cataldo does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Cataldo has never entered into a transaction, nor is there any proposed transaction, between Mr. Cataldo and the Company.

Mr. Cataldo served as Chief Executive Officer and Chairman of VoIP, Inc (OTC BB:VOII) from September 2006 through April 2008. During the past five (5) years, Mr. Cataldo has served as non-executive chairman of the board of directors of BrandPartners Group, Inc. (OTC BB:BPTR), a provider of integrated products and services dedicated to providing financial services and traditional retail clients with turn-key environmental solutions from October 2003 through August 2006. Mr. Cataldo also served as non-executive co-chairman of the board of MultiCell Technologies, Inc. (OTC BB: MUCL), a supplier of functional, non-tumorigenic immortalized human hepatocytes from February 2005 through July 2006. Mr. Cataldo has also served as executive chairman of Calypte Biomedical Corporation (AMEX: HIV), a publicly traded biotechnology company, involved in the development and sale of urine based HIV-1 screening tests from May 2002 through November 2004. Prior to that, Mr. Cataldo served as the Chief Executive Officer and Chairman of the Board of Directors of Miracle Entertainment, Inc., a Canadian film production company, from May 1999 through May 2002 where he was the executive producer or producer of several motion pictures. From August 1995 to December 1998, Mr. Cataldo served as President and Chairman of the Board of Senetek, PLC (OTC BB:SNTKY), a publicly traded biotechnology company involved in age-related therapies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            OXIS INTERNATIONAL INC.

                                            By:    /s/ Anthony J. Cataldo
                                               -----------------------------------------
                                            Name:  Anthony J. Cataldo
                                            Title:   CEO

Date:              April 1, 2009